Exhibit 3.1.28

Prescribed by **J. Kenneth Blackwell**

Please obtain fee amount and mailing instructions from the Forms Inventory List (using the 3 digit form # located at the bottom of this form). To obtain the Forms Inventory List or for assistance, please call Customer Service:
Central Ohio: (614)-466-3910 Toll Free: 1-877-SOS-FILE (1-877-767-3453)

Expedite this form ☑ Yes

2001 MAY 31 PM 2:24

CLIENT SERVICE CENTER

CERTIFICATE OF AMENDED ARTICLES OF INCORPORATION
of

Citicasters Co.
(Name of Corporation)

625392
(charter number)

Mark P. Mays, who is the President
(name) (title)

of the above named Ohio corporation for profit, does hereby certify that:

☐ a meeting of the shareholders was duly called and held on ______________, at which meeting a quorum the shareholders was present in person or by proxy, and that by the affirmative vote of the holders of shares entitling them to exercise ______ % of the voting power of the corporation,

☑ in a writing signed by all the shareholders who would be entitled to notice of a meeting held for that purpose, the following Amended Articles of Incorporation were adopted to supersede and take the place of the existing Articles and all amendments thereto.

AMENDED ARTICLES OF INCORPORATION

FIRST: The name of the corporation is: Citicasters Licenses, Inc.

SECOND: The place in the State of Ohio where its principal office is located is in the City of Cleveland, Cuyahogha County.

THIRD: The purposes of the corporation are as follows:
To engage in any lawful activity for which corporations may be organized under the laws of the state of Ohio.

122-AMAP Page 1 of 2 Version: July 16, 1999

Page 2

J. Kenneth Blackwell

Secretary of State

FOURTH:	The number of shares which the corporation is authorized to have outstanding is: 1,000

FIFTH:	These Amended Articles of Incorporation take the place of and supersede the existing Articles of Incorporation as heretofore amended.

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the corporation, has hereunto

subscribed	his name on	5/30/01
	(his/her)	(date)

Signature:
Title:	President

CERTIFICATE OF AMENDMENT
BY SHAREHOLDERS
TO THE
ARTICLES OF INCORPORATION
OF
CITICASTERS LICENSES, INC.,

An Ohio Corporation

Charter Number 625392

Pursuant to the provisions of Sections 1701.72 and 1701.73 of the Ohio Revised Code, Citicasters Licenses, Inc. (the "Company") desires to amend its Articles of Incorporation and for that purpose submits the following certificate of amendment.

Richard Wolf, who is the Vice President of the above named Company organized for profit, does hereby certify that in a writing signed by all the shareholders that would be entitled to notice of a meeting held for that purpose, the following resolution to amend the articles was adopted:

1. The name of the Company as it currently appears on the records of the Ohio Secretary of State is Citicasters Licenses, Inc.

2. Article First of the Articles Incorporation of the Company be amended to read in its entirety as follows:

"FIRST: The name of the corporation shall be Citicasters Co."

IN WITNESS WHEREOF, the above named officer, acting for and on behalf of the Company, has hereunto subscribed his name on January 3, 2002.

CITICASTERS LICENSES, INC.

By: [signature]
Richard Wolf, Vice President

RECEIVED SECRETARY OF STATE
2002 MAR 14 PM 4:06
CLIENT SERVICE CENTER

RECEIVED SECRETARY OF STATE
2002 MAR -8 PM
CLIENT SERVICE CENTER

RECEIVED SECRETARY OF STATE
2002 MAR 18 AM 10:55
CLIENT SERVICE CENTER

387992.1

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